Limited Power Of Attorney

The undersigned hereby appoints each of Jeremy
C. Bishop, Steven M. Neil and Susan Pollard, signing singly, as his attorney-in-fact to act for him and in his name solely to do all or any of the following:

1.	To execute and file with the Securities and Exchange
Commission all statements regarding his beneficial ownership of securities of Sola International Inc. filed pursuant to Section 16(a) of the
Securities Exchange Act of 1934;
2.	To execute all necessary instruments
to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

Neither Jeremy C.
Bishop, Steven M. Neil nor Susan Pollard shall incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Sola International Inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Any reproduced copy of this signed original shall be deemed to be an original counterpart of the Power of Attorney.

This Power of
Attorney is governed by California law.

This Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned's beneficial ownership of securities of Sola International Inc., unless earlier revoked. This Power of Attorney shall terminate with respect to the attorney-in-fact upon receipt by Jeremy C. Bishop, Steven M. Neil or Susan Pollard, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney. The undersigned shall have the right to revoke this Power of Attorney at any time.

IN WITNESS WHEREOF, the undersigned has
executed this Power of Attorney this 20th day of October, 2002.


By:
Jackson Schultz